                                                                                                            EXHIBIT 12

                                 MERRILL LYNCH PREFERRED CAPITAL TRUST III
                                 MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                   COMPUTATION OF RATIOS OF EARNINGS TO
                     COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                                              FOR THE THREE MONTHS ENDED            FOR THE PERIOD JANUARY 16, 1998
                                                    MARCH 26, 1999                         TO MARCH 27, 1998
                                         -------------------------------------    -------------------------------------
                                           MERRILL LYNCH       MERRILL LYNCH       MERRILL LYNCH       MERRILL LYNCH
                                             PREFERRED           PREFERRED           PREFERRED           PREFERRED
                                         CAPITAL TRUST III   FUNDING III, L.P.    CAPITAL TRUST III   FUNDING III, L.P.
                                         -----------------   -----------------    -----------------   -----------------

EARNINGS                                    $13,530,930        $15,861,044           $11,134,031        $13,051,420
                                            ===========        ===========           ===========        ===========

FIXED CHARGES                               $        --        $        --           $        --        $        --

PREFERRED SECURITIES DISTRIBUTION
  REQUIREMENTS                               13,125,000         13,530,930            10,800,000         11,134,031
                                            -----------        -----------           -----------        -----------

TOTAL COMBINED FIXED CHARGES AND
  PREFERRED SECURITIES DISTRIBUTIONS        $13,125,000        $13,530,930           $10,800,000        $11,134,031
                                            ===========        ===========           ===========        ===========

RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  SECURITIES DISTRIBUTIONS                         1.03               1.17                  1.03               1.17